Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Conagra Brands, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Sean M. Connolly, David S. Marberger, Colleen R. Batcheler and Robert G. Wise, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, in any and all capacities, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statement(s) on Form S-3 (the “Registration Statement”) relating to the registration of certain securities of the Company, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, whether on Form S-3 or otherwise, or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 21st day of July, 2017.

/s/ Sean M. Connolly	/s/ David S. Marberger
Sean M. Connolly President and Chief Executive Officer, Director	David S. Marberger Executive Vice President and Chief Financial Officer

/s/ Robert G. Wise	/s/ Bradley A. Alford
Robert G. Wise Senior Vice President and Corporate Controller	Bradley A. Alford Director

/s/ Thomas K. Brown	/s/ Stephen G. Butler
Thomas K. Brown Director	Stephen G. Butler Director

/s/ Thomas Dickson	/s/ Steven F. Goldstone
Thomas Dickson Director	Steven F. Goldstone Director

/s/ Joie A. Gregor	/s/ Rajive Johri
Joie A. Gregor Director	Rajive Johri Director

/s/ Richard H. Lenny	/s/ Ruth Ann Marshall
Richard H. Lenny Director	Ruth Ann Marshall Director

/s/ Craig P. Omtvedt
Craig P. Omtvedt Director